Exhibit 107

CALCULATION OF FILING FEE TABLES

FORM S-3

(Form Type)

Madrigal Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule (1)	Amount Registered (2)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (2)	Fee Rate (1)	Amount of Registration Fee (1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	Debt Securities	Rule 456(b) and Rule 457(r)
	Equity	Preferred Stock, $0.0001 par value per share	Rule 456(b) and Rule 457(r)
	Equity	Common Stock, $0.0001 par value per share	Rule 456(b) and Rule 457(r)
	Other	Warrants	Rule 456(b) and Rule 457(r)
	Other	Units	Rule 456(b) and Rule 457(r)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities(3)

Carry Forward Securities	Equity	Common Stock, $0.0001 par value per share	415(a)(6)	$174,825,893	N/A	$174,825,893			424(b)(5)	333-56666	May 9, 2023	$19,266

Carry Forward Securities	Equity	Common Stock, $0.0001 par value per share	415(a)(6)	3,914,910	$186.10	$731,305,188			424(b)(3)	333-56666	August 8, 2023	$80,590

	Total Offering Amounts					$906,131,081		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							$0

(1)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, Madrigal Pharmaceuticals, Inc. (the “Company”) is deferring payment of all of the registration fee. Registration fees will be paid subsequently on a “pay as you go” basis. The Company will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

(2)

An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices pursuant to this Registration Statement. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Company’s securities that become issuable by reason of any stock splits, stock dividend or similar transaction.

(3)

In accordance with Rule 415(a)(6) of the Securities Act, this Registration Statement carries forward $174,825,893 and $731,305,188 of unsold securities previously registered under the Company’s former Registration Statement on Form S-3 (File No. 333-256666) and related prospectus supplements dated May 9, 2023 and August 8, 2023, respectively (the “Prior Prospectuses”). In connection with the registration of such unsold securities on the Prior Prospectuses, the Registrant paid registration fees of $19,266 and $80,590, respectively, which are being carried forward to this Registration Statement. Pursuant to Rule 415(a)(6), the offerings of the unsold securities registered under the Prior Prospectuses are deemed terminated as of the date of effectiveness of this Registration Statement.